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                                                                     EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          CSI FLORIDA ACQUISITION, INC.

         FIRST. The name of the Corporation is CLAIRE'S STORES, INC. (the "Corporation") and the address of the principal office and the mailing address of the Corporation is 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027.

         SECOND. The name and address of the registered agent of the Corporation is C T Corporation System, 1200 South Pine Island Road, Plantation, Florida 33324.

         THIRD. The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act, as amended from time to time.

         FOURTH. (1) The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 171,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.05 per share (the "Common Stock"), 20,000,000 shares of Class A Common Stock, par value $0.05 per share (the "Class A Common Stock"), and 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                                 PREFERRED STOCK

                 (2) The Preferred Stock may be issued from time to time in one or more series each of such series to have voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or




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restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereinafter provided.

                 (3) Authority is hereby granted to the Board of Directors to create one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

                     (a) The number of shares to constitute such series and the distinctive designation thereof;

                     (b) The dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("Dividend Periods"), whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate;

                     (c) Whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

                     (d) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                     (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which exchange shall be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;




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                     (f) The preferences, if any, and the amounts thereof which the shares of such series shall be entitled to receive upon the voluntary and involuntary dissolution of the Corporation;

                     (g) The voting power if any, of the shares of such series; and

                     (h) Such other terms, conditions, specifications, special rates and protective provisions as the Board of Directors may deem advisable.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series, unless the resolution of the Board of Directors providing for such series shall expressly prohibit the issuance of additional shares of such series.

                     (4) No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally or prior as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

                     (5) If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock or Class A Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among




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the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                (6) In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in subparagraph (c) of paragraph 3 of this Article FOURTH redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed by the Board of Directors as provided in said subparagraph (c).

                                  COMMON STOCK

                (7) The relative rights, preferences and limitations of the Common Stock and the Class A Common Stock are as follows:

                     A. Dividends.

                        Subject to any other provisions of these Amended and Restated Articles of Incorporation, as they may be amended from time to time, and the rights of the holders of Preferred Stock, holders of Common Stock and Class A Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that no cash dividend shall be declared and paid on the Class A Common Stock UNLESS (i) a cash dividend is simultaneously declared and paid on the Common Stock and (ii) the per share amount of such dividend declared and paid on the Class A Common Stock does not exceed 50% of the per share amount of the dividend declared and paid on the Common Stock. In the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock splits or divisions of stock of the Corporation which occur after the initial issuance of





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shares of Class A Common Stock by the Corporation, such distributions or divisions shall be in the same proportion with respect to each class of stock, but only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock. In the case of any combination of reclassification of Common Stock, the shares of Class A Common Stock shall also be combined or reclassified so that the relationship between the number of shares of Class A Common Stock and Common Stock outstanding immediately following such combination or reclassification shall be the same as the relationship between the Class A Common Stock and the Common Stock immediately prior to such combination or reclassification.

                     B. Voting.

                        (1) At every meeting of the shareholders, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation, and every holder of Class A Common Stock shall be entitled to ten
(10) votes in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the Corporation.

                        (2) Following the initial issuance of shares of Class A Common Stock, the Corporation may not effect the issuance of any additional shares of Class A Common Stock (except in connection with stock splits and stock dividends and in connection with the exercise of stock options outstanding on the record date for the initial distribution of Class A Common Stock) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and the shares of Class A Common Stock entitled to vote, each voting separately as a class.





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                        (3) No shareholder shall have the right to cumulate
votes in the election of directors.

                        (4) Except as may be otherwise required by law or these Amended and Restated Articles of Incorporation, the holders of Common Stock and Class A Common Stock shall vote together as a single class.

                     C. Transfer.

                        (1) No person holding shares of Class A Common Stock of record (hereinafter called a "Class A Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class A Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee." A "Permitted Transferee" shall mean:

                            (a) With respect to a Class A Holder who is a
natural person:

                                (i) The spouse of such Class A Holder, any
lineal descendant of an ancestor of such Class A Holder which ancestor was born on or after January 1, 1900, and any spouse of such a lineal descendant;

                                (ii) The trustee of a trust (including a voting
trust) established principally for the benefit of such Class A Holder and/or one or more of his or her Permitted Transferees determined under this clause (C) (1)
(a);

                                (iii) Any organization described in Section
170(c) of the Internal Revenue Code, as it may from time to time be amended (the "Code"), or any split-interest trust described in Section 4947 of the Code (hereinafter called a "Charitable Organization");





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                                (iv) A corporation, a majority of the beneficial
ownership of outstanding capital stock of which entitled to vote for the election of directors is owned by, or a partnership, a majority of the beneficial ownership of the partnership interests of which entitled to participate in the management of the partnership are held by, such Class A
Holder or his or her Permitted Transferees determined under this clause (C) (1)
(a), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class A Common Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class A Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock; and

                                (v) The executor, administrator or personal
representative of the estate of such Class A Holder or the guardian of the estate of such Class A Holder.

                           (b) With respect to a Class A Holder holding shares
of Class A Common Stock as trustee pursuant to a trust (other than a Charitable Organization or a trust described in clause (c) below), "Permitted Transferee" means (i) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power or appointment or otherwise and (ii) any Permitted Transferee of any such person determined pursuant to clause (C) (1) (a) above.





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                           (c) With respect to a Class A Holder holding shares
of Class A Common Stock as trustee pursuant to a trust (other than a Charitable Organization) which was irrevocable on the record date for determining the persons to whom such shares of Class A Common Stock are first issued by the Corporation, "Permitted Transferee" means (i) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust, whether by power of appointment or otherwise and (ii) any Permitted Transferee of any such person determined pursuant to clause (C) (1) (a) above.

                           (d) With respect to a Class A Holder that is a
Charitable Organization holding record and beneficial ownership of the amount of shares of Class A Common Stock in question, "Permitted Transferee" means (i) any person transferring such amount of shares of Class A Common Stock to such Charitable Organization and (ii) any Permitted Transferee of such transferor as determined under clause (C) (1) (a) above.

                           (e) With respect to a Class A Holder that is a
trustee of a thrift or profit sharing plan acquiring record ownership of shares of Class A Common Stock for the benefit of participants in such thrift or profit sharing plan upon its initial issuance by the Corporation, "Permitted Transferee" means (i) the employee for whose account such shares of Class A Common Stock are held by such trustee and (ii) any "Permitted Transferee" of such employee as determined under clause (C) (1) (a) above.

                           (f) With respect to a Class A Holder that is a
corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of shares of Class A Common Stock upon its initial issuance by the Corporation, "Permitted Transferee" means (i) any partner of such partnership, or shareholder of such corporation, on the record date for determining the persons to whom such shares of Class A Common Stock are




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first issued by the Corporation, (ii) any person transferring shares of Class A
Common Stock to such corporation or partnership, and (iii) any Permitted Transferee of any such person, partner, or shareholder referred to in subclauses
(i) and (ii) of this clause (f), as determined under clause (C) (l) (a) above.

                           (g) With respect to a Class A Holder that is a
corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (f) above) holding record and beneficial ownership of shares of Class A Common Stock, "Permitted Transferee" means (i) any person transferring shares of Class A Common Stock to such corporation or partnership and (ii) any Permitted Transferee of any such transferor as determined under clause (C) (1) (a) above.

                           (h) With respect to a Class A Holder that is the
executor, administrator, personal representative or guardian of the estate of a deceased Class A Holder, or that is the trustee or receiver of the estate of a bankrupt or insolvent Class A Holder, which holds record or beneficial ownership of the shares of Class A Common Stock, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class A Holder as determined pursuant to clauses (a), (b), (c), (d), (e), (f) or (g) above, as the case may be.

                        (2) Notwithstanding anything to the contrary set forth herein, any Class A Holder may pledge such holder's shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and







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shall remain subject to the provisions of this Section C. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

                                  (3) For purposes of this Section C:

                                      (a) The relationship of any person that is
derived by or through legal adoption shall be considered a natural one.

                                      (b) Each joint owner of shares of Class A
Common Stock shall be considered a "Class A Holder" of such shares.

                                      (c) A minor for whom shares of Class A
Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class A Holder of such shares.

                                      (d) Unless otherwise specified, the term
"person" means both natural persons and legal entities.

                                      (e) Without derogating from the election
conferred upon the Corporation pursuant to subclause (iv) of clause (C) (1) (a) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner; and each reference to a trustee shall include any successor trustee.

                                  (4) Any transfer of shares of Class A Common
Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class A Common Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a





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list of shareholders entitled to vote at any meeting of shareholders, or as a condition to the transfer or the registration of shares of Class A Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class A Common Stock or is a Permitted Transferee.

                                  (5) Except as provided above, shares of Class
A Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name; PROVIDED, HOWEVER, that certificates representing shares of Class A Common Stock issued as a stock dividend on the then outstanding Common Stock may be registered in the same name and manner of the certificates representing the shares of Common Stock with respect to which the shares of Class A Common Stock are issued. For this purpose, a "beneficial owner" of any shares of Class A Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. Class A Common Stock registered in "street" or "nominee" name may be transferred to the beneficial owner of such shares on the record date for such stock dividend, upon proof satisfactory to the Corporation and any transfer agent for Class A Common Stock that such person was in fact the beneficial owner of such shares on the record date for such stock dividend. The Corporation shall note on the certificates for shares of Class A Common Stock the restrictions on transfer and registration of transfer imposed by this Section C.

                               D. Conversion Rights.

                                  (1) Subject to the terms and conditions of
this Section D, each share of Class A Common Stock shall be convertible at any time or from time to time at the option of the respective holders thereof, at



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the office of any transfer agent for Class A Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary), into one (1) fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class A Common Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class A Common Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class A Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class A Common Stock in accordance with the terms of this Section D, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class A Common Stock and the Corporation, whereby the holder of such Class A Common Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class A Common Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class A Common Stock, accompanied by the written notice and the statement above






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prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class A Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provision of subsection (3) of this Section D, such conversion shall be deemed to have been made as of the date of such surrender of the Class A Common Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class A Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                                    (2) The issuance of certificates for shares
of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                                    (3) The Corporation shall not be required to
convert Class A Common Stock, and no surrender of Class A Common Stock shall be effective for the purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class A Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class A Common Stock was surrendered.





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                                    (4) The Corporation covenants that it will
at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Common Stock will, upon issue, be fully paid and nonassessable and not entitled to any pre-emptive rights. All shares of Class A Common Stock converted into Common Stock shall be cancelled and restored to the status of authorized but unissued shares of Class A Common Stock.

                                    (5) At any time when the Board of Directors
and holders of a majority of the outstanding shares of Class A Common Stock approve the conversion of all of the Class A Common Stock into Common Stock, then the outstanding shares of Class A Common Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class A Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

                            E.      Liquidation Rights.

                                    In the event of any dissolution, liquidation
or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of Preferred Stock shall be entitled, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Common Stock and the holders of Class A Common Stock (considered for this purpose as one class). A merger or consolidation of the Corporation with or into any other corporation





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or a sale or conveyance of all or any part of the assets of the Corporation
(which shall not in fact result in the liquidation of the Corporation and the distribution of assets to shareholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section E.

                            F.      Pre-emptive Rights.

                                    Subject to any conversion rights of the
holders of Class A Common Stock, no holder of either Common Stock or Class A Common Stock of the Corporation shall be entitled as of right to subscribe for or receive any part of the authorized stock of the Corporation or any part of any new, additional or increased issues of stock of any class or of any obligations convertible into any class of classes of stock, but the Board of Directors may, without offering any such shares of stock or obligations convertible into stock to shareholders of any class, issue and sell or dispose of to such persons and for such consideration permitted by law as it may from time to time in its absolute discretion determine.

                                     GENERAL

                               (8) The Corporation shall be entitled to treat
the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the State of Florida.





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                               (9) The number of members that shall comprise the
Board of Directors shall be not less than three nor more than nine as the Board of Directors from time to time shall decide. Notwithstanding any other provisions of law, these Amended and Restated Articles of Incorporation or the By-Laws of the Corporation, the affirmative vote of holders of not less than 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with this paragraph (9) of Article FOURTH.

         FIFTH. The Corporation is to have perpetual existence.

         SIXTH. The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the By-laws of the Corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the






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powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         EIGHTH. (1) A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
607.0834 of the Florida Business Corporation Act, as the same exists or hereafter may be amended, (iv) for violation of a criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or
(v) for any transaction from which the director derived any improper personal benefit. If the Florida Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended.

         Any repeal or modification of this Article EIGHTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.




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                  (2) (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the






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benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Florida Business Corporation Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

                  (b) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Florida Business Corporation Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a





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determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Florida Business Corporation
Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

                  (c) NON--EXCLUSIVITY OF RIGHTs. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Amended and Restated Articles of Incorporation, the By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

                  (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Florida Business Corporation Act.

                  (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses,





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to any agent of the Corporation to the fullest extent of the provisions of this
Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         NINTH. Meetings of shareholders may be held outside the State of Florida, if the By-Laws of the Corporation so provide. The books of the Corporation may be kept (subject to any provision contained in the Florida Business Corporation Act) outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

         TENTH. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by Florida Business Corporation Act, and all rights conferred upon shareholders herein are granted subject to this reservation.

         ELEVENTH. (1) The affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval or authorization of any "Fundamental Change" (as hereinafter defined) involving a "Related Person" (as hereinafter defined); provided, however, that the 75% voting requirement shall not be applicable, and the provisions of Florida Business Corporation Act relating to the percentage of shareholder approval, if any, shall apply to any such Fundamental Change if the "Continuing Directors" of the Corporation (as hereinafter defined) by a majority vote have expressly approved the Fundamental Change either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Related Person to become a Related Person.




                                       21
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                           (2)      For purposes of this Article ELEVENTH:

                                    (A) The term "Fundamental Change" means (i)
any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) in the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of a Related Person;
(iv) the issuance or transfer of any securities of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries of any securities of a Related Person;
(vi) any recapitalization, reorganization or reclassification of securities (including, without limitation, any reverse stock split) or other transaction that would have the effect, directly or indirectly, of increasing the voting power of a Related Person; (vii) the adoption of any plan or proposal of liquidation or dissolution of the Corporation; (viii) any amendment to, or repeal of, a by-law proposed by a shareholder or shareholders; and (ix) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change.

                                    (B) The term "Related Person" shall mean any
individual, corporation, partnership or other person or entity which, as





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of the record date for the determination of shareholders entitled to notice of and to vote on any Fundamental Change, or immediately prior to the consummation of such transaction, together with their "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at the date this Article became effective (the "Exchange Act")), are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act), in the aggregate of ten percent or more of the outstanding shares of any class or series of capital stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                                    (C) The term "Substantial Part" shall mean
an amount which is more than twenty percent of the fair market value, as determined by a majority of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                                    (D) The term "Continuing Director" shall
mean a director who is not an Affiliate of the Related Person proposing or involved in a Fundamental Change and either (i) was a member of the Board of Directors of the Corporation on the date this Article became effective or immediately prior to the time that the Related Person proposing or involved in a proposed Fundamental Change became a Related Person or (ii) was designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

                                    (E) A "Related Person" shall be deemed to
have acquired a share of the capital stock of the Corporation at the time when such Related Person became the Beneficial Owner thereof.





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                                    (F) Notwithstanding any other provisions of
law, these Articles of Incorporation or the By-Laws of the Corporation, the affirmative vote of holders of not less than 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article ELEVENTH.

         TWELFTH. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The holders of not less than 25% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on any issue to be considered at a special meeting of shareholders may call a special meeting of shareholders. The holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote at any duly called annual or special meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business at such meeting. Notwithstanding any other provisions of law, these Amended and Restated Articles of Incorporation or the By-Laws of the Corporation, the affirmative vote of holders of not less than 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, this Article TWELFTH.

         THIRTEENTH. Pursuant to Section 607.0901(5) of the Florida Business Corporation Act, the Corporation expressly elects not to be governed by the provisions of Section 607.0901 of the Florida Business Corporation Act with respect to any "affiliated transaction" (as defined therein).






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         FOURTEENTH. Pursuant to Section 607.0902(5) of the Florida Business
Corporation Act, the Corporation expressly elects not to be governed by the provisions of Section 607.0902 of the Florida Business Corporation Act with respect to any "control-share acquisition" (as defined therein).

         These Amended and Restated Articles of Incorporation, in accordance with the provisions of Section 607.1007 of the Florida Business Corporation Act, were duly adopted by the Board of Directors and the Shareholders of the Corporation, with the number of votes cast for these Amended and Restated Articles sufficient for approval.

         IN WITNESS WHEREOF, the undersigned Corporation has caused these Amended and Restated Articles of Incorporation to be executed on its behalf by an Officer thereunto authorized, and attested to by its Secretary and its corporate seal to be affixed hereto this 29th day of June, 2000.

                                      CSI FLORIDA ACQUISITION, INC.

                                      By: /s/ Ira D. Kaplan
                                         ------------------------------------
                                         Ira D. Kaplan, Senior Vice President

(SEAL)

Attest: /s/ Harold E. Berritt
       ---------------------------------
            Harold E. Berritt, Secretary



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